EXHIBIT 10.18
2005 NON-QUALIFIED STOCK OPTION PLAN
FOR
RELIANCE BANCSHARES, INC.
STATEMENT of the 2005 Non-Qualified Stock Option Plan dated August 1, 2005 for Reliance Bancshares, Inc (herein called the “Company”).
     1. Purpose. This 2005 Non-Qualified Stock Option Plan (the “Plan”) is intended to advance the interests of the Company and its subsidiary banks and thrifts by rewarding the directors and advisory directors of each of the Company and its subsidiary banks and thrifts for past service and to induce said directors upon whose judgment, initiative and effort the Company is partially dependent for its successful operation, to agree to serve or to continue to serve in that capacity and to make themselves available for re-election or reappointment as directors and advisory directors and to encourage their attendance at meetings and other functions of the Company and its subsidiary banks and thrifts. The Board of Directors of the Company has increased the frequency of its meetings and is aware of the increased responsibilities and duties of the Company directors and the bank and thrift directors and advisory directors, all resulting from the rapid expansion of the Company and its subsidiary banks and thrifts. For these reasons, the Board has concluded that additional compensation should be provided the directors and advisory directors and it is of the opinion that stock options are the most desirable means of accomplishing this objective. Options granted under the Plan are intended to be options which do not meet the requirements of Section 422 of the Internal Revenue Code of 1986.
     2. Option Stock. Options under this Plan shall pertain to authorized and unissued shares of $0.50 par value, Class A common stock of the Company (hereinafter sometimes called “option shares”). The total number of shares available for options under this Plan shall not exceed 50,000 in the aggregate. The limitations established by the preceding sentence shall be subject to adjustment as provided in paragraph 8. The Company shall at all times while this Plan is in force reserve such number of shares of $0.50 par value, Class A common stock as will be sufficient to satisfy the requirements of this Plan.
     3. Participants. The Board of Directors of the Company (the “Board”) is hereby authorized to grant options to purchase shares of $.50 par value, Class A common stock of the Company to designated legal directors and advisory directors of the Company and its subsidiary banks and thrifts (the “participants”) in amounts, at prices and subject to the terms and conditions provided herein. The Board shall also have the right to grant options to new legal directors and new advisory directors in different amounts and upon terms, conditions and prices as determined by the Board from time to time, if it concludes that the same are appropriate for the participants to whom they are granted.
     4. Price. The option price of the Company’s $0.50 par value, Class A common stock granted to participants under this Plan as described in paragraph 3 shall be $0.75 per share over the fair market price as determined by the Board at the time a grant is made, all as recorded in the minutes of the Board.
     5. Time of Exercise. There shall be a delay in vesting of any options initially granted under this Plan until the following conditions are satisfied, including (a) any participant shall have served as a director or advisory director for a minimum of two (2) years after election or appointment as a director or advisory director or after the Company obtains control of a subsidiary bank or thrift; (b) the participant holds $0.50 par value Class A common stock equal to the number of option shares granted hereunder in his or her name or in joint names or in the name of an affiliate or with a beneficial interest in the participant, in addition to required qualifying shares applicable to the Company’s 2001, 2003 and 2004 Non-Qualified Stock Option Plans, if

any; and (c) the participant achieves an attendance record over a two-year period, namely the two-year period starting August 1, 2005 and ending July 31, 2007, or two-years after his or her first election or appointment, that complies with the following:
(i)	Subsidiary Banks and Thrifts – Legal directors may miss not more than two (2) regularly scheduled directors meetings in either period of twelve (12) consecutive months following the beginning date as determined by the Board; if a third meeting is missed in either period, then 25% of the options shall not vest; and if a fourth meeting is missed in either period, then 100% of the options shall not vest;

(ii)	Subsidiary Banks and Thrifts — Advisory directors may miss not more than two (2) regularly scheduled advisory directors meetings in either period of twelve (12) consecutive months following the beginning date as determined by the Board, since only nine (9) meetings are scheduled; and if a third meeting is missed in either period, then 100% of the options shall not vest;

(iii)	Reliance Bancshares, Inc. – Legal directors may miss not more than two (2) regularly scheduled directors meetings in either period of twelve (12) consecutive months following the beginning date as determined by the Board; if a third meeting is missed in either period, then 25% of the options shall not vest; and if a fourth meeting is missed in either period, then 100% of the options shall not vest; and
Attendance for purposes of vesting shall begin August 1, 2005, or at a later date as determined by the Board and only the Board may grant excused meetings under the Plan. When fully vested, the options may be exercised in whole or in part at any time, or from time to time thereafter until the expiration or termination of the options. All options hereunder shall expire on August 1, 2015.
     6. Transfer of Ownership. In the event that there is a transfer of ownership of the Company, the limitations provided in paragraphs 5(a) and 5(c) shall become null and void and all options shall become immediately exercisable in full, provided the limitations imposed in paragraph 5(b) have been met. A transfer of ownership shall occur upon the change in ownership or control of at least 51% of the issued and outstanding shares of Class A common stock, $0.50 par value, of the Company, or upon the execution of an agreement by the Company or its controlling shareholders providing for the merger, consolidation, reorganization or other form of business combination of the Company, or the sale or exchange of all or substantially all of the assets of the Company unless the current business of the Company is continued following any such transaction by a resulting entity (which may be, but need not be, the Company) and the shareholders of the Company immediately prior to such transaction hold directly or indirectly at least 60% of the voting power of the resulting entity. There is also a transfer of ownership if the shareholders of the Company adopt a plan of complete or substantial liquidation or an agreement providing for the distribution of all or substantially all of its assets.
     7. Method of Granting. The Secretary or President of the Company shall forthwith send notice thereof to each of the participants, in such form as the Board of Directors shall approve, stating the number of shares optioned to such participant and the price per share, and attaching a copy of this Statement of the 2005 Non-Qualified Stock Option Plan. The date indicated in the notice shall be the date of granting the option to such participant for all purposes of this Plan. The notice may be accompanied by an option agreement to be signed by the Company and by the participant if the Board shall so direct, which shall be in such form and shall contain such provisions as the Board shall deem advisable.

     8. Adjustments of the Option Stock.
     (a) If, at any time, or from time to time, after the grant but prior to the exercise of all the or any part of an option under this Plan, the Company shall effect a subdivision or combination of its $0.50 par value, Class A common stock, or other option shares as that term is used below, into a greater or smaller number of shares, or a reclassification of such $0.50 par value, Class A common stock or other option shares into shares of another class or into securities, or the Company shall be consolidated or merged with any other corporation, then there shall be thereafter deliverable by the Company, or by the corporation surviving a merger or consolidation, upon any exercise of such option, in lieu of each $0.50, par value Class A common stock or other option shares and for the same price, such shares or securities as shall have been substituted for such $0.50 par value, Class A common stock or other option shares in connection with such subdivision, combination, reclassification, consolidation, or merger. Such substituted shares or securities shall be deemed option shares for the purpose of this Plan.
     (b) Notwithstanding anything stated above to the contrary, upon the occasion of a merger or consolidation of the Company with any other corporation, any options previously granted under this Plan which shall not have been exercised in the manner described below shall be deemed canceled, unless the surviving corporation shall assume the options under this Plan or shall issue substitute options in place of them.
     (c) If at any time, or from time to time, after the grant but prior to the exercise of all or any part of the options under this Plan, the Board shall declare in respect of the Company’s $0.50 par value, Class A common stock or other option shares any dividend payable in shares of the Company of any class or any stock split, then there shall be deliverable upon any exercise thereafter of any option under this Plan, in addition to each option share and for no additional price, such additional share or shares as shall have been distributable as a result of such share dividend or split in respect of an option share; except that fractional shares shall not be so deliverable. Any such share dividend or split shall be deemed part of the option shares for the purposes of this Plan.
     9. Assignments. Any option granted under this Plan shall be exercisable only by the participant to whom granted during his or her lifetime and shall not be assignable or transferable otherwise than by will or by the laws of descent and distribution, provided, however, that any participant may assign to or designate that the option shares or a portion of the same shall be titled in the name of a trust, employee benefit plan, individual retirement account or other entity in which the participant is the sole beneficiary, owner or designee or in joint names with a spouse.
     10. Severance, Death.
     (a) In the event that a participant shall cease to be a director or advisory director of the Company or of a subsidiary bank or thrift of the Company for any reason except death or dismissal for cause, any vested option granted to him or her under this Plan which shall not have been then exercised in the manner described below, shall be exercisable by the participant within one (1) year after severance, or until the expiration of the option as provided in paragraph 5, if that be sooner except that the Board may in its absolute discretion extend the privilege to such participant to exercise any options previously granted to him or her which have not then expired.
     (b) In the event that a participant shall die while a director or advisory director of the Company or of a subsidiary bank or thrift of the Company, any vested option granted to him or her under this Plan which shall not have been exercised in the manner described below, at the time of his or her death, shall be exercisable by the estate of the participant or by any person who acquired such option by bequest or inheritance from the participant, within three (3) years after the death of the participant, or until the expiration of the option as provided in paragraph 5, if that be sooner. References to the “participant” that follow shall be deemed to include any person entitled to exercise the option after the death of the participant under the terms of this paragraph. Upon death an option shall be deemed fully vested.
     (c) In the event that a legal director of the Company shall cease to be such a director and shall remain or immediately thereafter become a legal or advisory director of a subsidiary bank or thrift or if a legal director of a subsidiary bank or thrift of the Company shall cease to be such a director and shall immediately become an advisory director of a subsidiary bank or thrift of the Company or if an advisory director of either shall become a legal director of either or the Company, such a participant shall not forfeit his or her stock options granted under this Plan, whether fully or partially vested under this Plan and such a participant shall continue to have or own said stock options in his or her new capacity as a legal or advisory director regardless of the number of options, subject to the terms and conditions of this Plan and prior service and attendance as a legal or advisory director shall carry over to the new position of said participant with regard to vesting.
     11. Manner of Exercise. Any option shares granted under this Plan may be purchased by written notice of election delivered prior to the expiration of the option to the Company at its principal office by hand delivery, telecopier, electronic messaging system or certified mail, stating the number of shares with respect to which the option is being exercised and specifying a date, not less than five nor more than 15 days after the date of such notice, on which the shares will be taken and payment made for them.
     12. Closing. On the date specified in the notice of election referred to above, or an adjourned date provided for later in this paragraph, the Company shall deliver or cause to be delivered to the participant certificates for the number of shares with respect to which the option is being exercised, against payment for them and delivery to the Company of the certificate described in paragraph 13 below. Delivery of the shares may be made at the principal office of the company or at the office of a transfer agent appointed for shares of the Company. Shares shall be registered in the name of the participant unless the participant otherwise directs in his or her notice of election. No shares shall be issued until full payment for them has been made by cash or certified check; and a participant has none of the rights of a shareholder until shares are issued as herein provided. In the event of any failure to take up and pay for the number of shares specified in the notice of election on the date stated on it, or an adjourned date, the option shall become inoperative as to such number of shares, but shall continue with respect to any remaining shares covered by the option and not yet acquired pursuant to it. If any law or any regulation of the Securities and Exchange Commission or of any other body having jurisdiction shall require the Company or the Participant to take any action in connection with the shares specified in a notice of election, then the date specified therein for the delivery of the shares shall be adjourned until the completion of the necessary action.
     13. Securities Registration. At the closing provided for above, the participant shall agree to hold the shares acquired by his exercise of the option for investment and not with a view to resale or distribution thereof to the public, and he or she shall deliver to the Company a certificate to that effect. In the event that the Company shall nevertheless deem it necessary to register under the Securities Act of 1933 or other applicable statutes any shares with respect to which an option shall have been exercised or to qualify any such shares for exemption from the Securities Act of 1933 under regulations of the Securities and Exchange Commission, then the Company shall take such action at its own expense before delivery of such shares. In the event the shares of the Company shall be listed on any national stock exchange at the time of the exercise of an option under this Plan, then, whenever required, the Company shall register the shares with respect to which such option is exercised under the Securities Exchange Act of 1934 and shall make prompt application for the listing on such shares at the sole expense of the Company.
     14. Use of Proceeds. The proceeds from the sale of option shares shall be used exclusively for the general corporate purposes of the Company and shall not be used for other purposes.
     15. Amendment and Discontinuance. The Board may alter, amend, suspend or discontinue this Plan; provided, however, that the Board shall not, without the written consent of the holders of the options, alter or impair unexercised options that may have been previously granted under this Plan, except insofar as a merger or consolidation of the Company, or a termination of employment of a participant, or a liquidation or dissolution shall affect a cancellation of an option under the terms of paragraphs 8(b), 10 or 16, hereof.
     16. Liquidation. Upon the complete liquidation of the Company, any options previously granted under this Plan shall be deemed canceled, except as otherwise provided in paragraph 8(b) above on the occasion of a merger or consolidation.
     17. Concurrent Operation. This Plan shall operate concurrently with the 2004 Non-Qualified Stock Option Plan of the Company for the period through August 31, 2006 and the fulfillment of the attendance requirements described herein shall satisfy the requirements of both Plans, if applicable to a particular legal or advisory director.
     18. Director Approval. This Plan has been approved by the Board of Directors of the Company on July 15, 2005 and ratified on September 28, 2005 and is effective as of August 1, 2005.